Exhibit 99.1
Inari Medical Announces Preliminary 2023 Revenue and 2024 Guidance

IRVINE, CALIFORNIA – January 9th, 2024 (GLOBE NEWSWIRE) – Inari Medical, Inc. (NASDAQ: NARI) (“Inari”), a medical device company with a mission to treat and transform the lives of patients suffering from venous and other diseases, today announced preliminary unaudited fourth quarter and full year 2023 revenue and established its 2024 financial guidance.

Preliminary Fourth Quarter and Full Year 2023 Highlights

•Preliminary unaudited revenue for the fourth quarter of 2023 is expected to be at least $132.0 million, up approximately 22% year-over-year.
•Preliminary unaudited revenue for the full year 2023 is expected to be at least $493.5 million, up approximately 29% over the full year 2022.
•Published FLAME high-risk PE study. Commenced patient enrollment in PEERLESS II, Inari’s third randomized controlled trial (RCT) in venous thromboembolism (VTE). Continued progress with enrollment for PEERLESS and DEFIANCE RCTs.
•Closed the LimFlow acquisition.

“Our fourth quarter was successful and highly productive. We generated robust revenue growth driven by healthy VTE procedure volumes, continued traction across our emerging therapies and another quarter of strong international performance,” said Drew Hykes, CEO of Inari Medical. “In addition, we made solid progress across all three of our RCTs and began launching LimFlow in the U.S. Looking ahead, we are focused on continuing to deliver strong growth and progressing towards operating profitability. Most importantly, we remain fully committed to our mission of driving better outcomes for our patients.”

Full Year 2024 Revenue Guidance and Consolidated Profitability Update

•Inari expects full year 2024 revenue of $580 million to $595 million, reflecting growth of approximately 17.5% to 20.5% over 2023.
•In addition, the company now expects to reach sustained operating profitability in the first half of 2025, versus the prior forecast for sustained operating profitability in the second half of 2025.

Further detail will be provided when Inari reports its financial results for the fourth quarter and full year 2023. The preliminary unaudited revenue results described in this press release are estimates only and subject to revision, including the completion of customary annual audit procedures, until Inari reports its full financial results for the fourth quarter and full year 2023 in its Annual Report on Form 10-K.

About Inari Medical, Inc.

Patients first. No small plans. Take care of each other. These are the guiding principles that form the ethos of Inari Medical. We are committed to improving lives in extraordinary ways by creating innovative solutions for both unmet and underrecognized health needs. In addition to our purpose-built products, we leverage our capabilities in education, clinical research, and program development to improve patient outcomes. We are passionate about our mission to establish our treatments as the standard of care for venous thromboembolism and beyond. We are just getting started.

Forward Looking Statements

Statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include estimated fourth quarter and full year 2023 revenue, guidance for 2024 revenue and operating profitability, enrollment in randomized controlled clinical trials, and the impact of the LimFlow acquisition. These forward-looking statements are based on Inari’s current expectations, forecasts, and assumptions, are subject to inherent uncertainties, risks and assumptions that are difficult to predict, and actual outcomes and results could differ materially due to a number of factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the period ended December 31, 2022, and in its subsequent reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are based on information available to Inari as of the date hereof and are made only as of the date of this release. Inari undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Inari’s views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Inari.

John Hsu, CFA
VP, Investor Relations
949-658-3889
IR@inarimedical.com